                                                                    EXHIBIT 12.1

                  ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                           Years Ended June 30,
                                        ------------------------------------------------------------
                                        2004(1)        2003         2002         2001         2000
                                        -------      -------      -------      -------      -------
Income (loss) from continuing           $ 7,385      $45,949      $36,683      $11,013      $(6,306)
operations before income taxes
Add:
 Fixed Charges                           20,275       20,244       20,109          557          352
Less:
 Capitalized interest                                     --           --           --           --
                                        -------      -------      -------      -------      -------
Earnings, as adjusted                   $27,660      $66,193      $56,792      $11,570      $(5,954)
                                        =======      =======      =======      =======      =======
Fixed charges:
 Interest (gross)                       $19,829      $19,828      $19,829      $   275      $     4
Portion of rent representative of           446          416          280          282          348
the interest factor
                                        -------      -------      -------      -------      -------
 Fixed charges                          $20,275      $20,244      $20,109      $   557      $   352
                                        =======      =======      =======      =======      =======
Deficiency of earnings available            N/A          N/A          N/A          N/A      $(6,306)
to cover fixed charges
Ratio of earnings to fixed charges          1:1          3:1          3:1         21:1          N/A

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(1) Restated, see Note 2 of the Notes to Consolidated Financial Statements.


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